UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Email Relating to Offering

On September 23, 2013, Realty Capital Securities, LLC, the exclusive dealer manager for Phillips Edison – ARC Shopping Center REIT Inc.’s (the “Company”) ongoing $1.5 billion primary offering of common stock (the “Offering”), sent an email to broker dealers and financial advisors affiliated with members of the Company’s selling group in which it notified such recipients that, through September 19, 2013, the Company had raised approximately $1.0 billion under the Offering (not including amounts available under its $285 million distribution reinvestment plan offering, or the “DRIP”).

As previously announced with respect to the Company’s filing of a follow-on offering registration statement, the Company will not raise, in the aggregate, more than the total amount of shares registered for sale in its Offering (subject to its right to reallocate shares from the DRIP to the Offering). The Company will not commence the follow-on offering if it has raised the amounts contemplated by the Offering prior to effectiveness of the follow-on offering. The Company’s dealer manager further announced that it is currently anticipated that the full amount registered in the Offering will be raised prior to the end of the fourth quarter.

The text of the email is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Email dated September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: September 23, 2013	By:	/s/ R. Mark Addy
R. Mark Addy
Co-President and Chief Operating Officer